Example Template : 77O



DWS RREEF Global Real Estate Securities Fund


N-Sar July 1, 2013 - December 31, 2013

Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Deutsche Annington	BBJPFY900	7/9/2013
	$21.45	$747,499,982	26,355	0.08%
	JPM,MS,DB,BAC	JPM
Empire State Realty Trust, Inc.	292104106
	10/2/2013		$13.0	$1,470,000,000
	229,358	0.20%		GS, ML, BCLY,
CITI, DB, WELLS	GS

RREEF Real Estate Securities Fund

N-Sar July 1, 2013 - December 31, 2013

Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Empire State Realty Trust, Inc.	292104106
	10/2/2013		$13.0	$1,470,000,000
	749,819	0.66%		GS, ML, BCLY,
CITI, DB, WELLS	GS